SUBSCRIPTION AGREEMENT


         WHEREAS, there has been organized under the laws of the State of Delaware, a statutory trust known as the Cornerstone Progressive Return Fund (the "Fund").

         WHEREAS, the Fund has been organized for the purpose of engaging in any lawful act or activity for which statutory trusts may be organized under the Delaware Statutory Trust Act.

         WHEREAS, the Fund is authorized to issue an unlimited number of shares of beneficial interest, no par value per share ("Common Stock").

         NOW, THEREFORE, the undersigned hereby subscribes for and agrees to purchase 3,334 shares of Common Stock and agrees to pay the amount of $50,010 ($15.00 per share) therefor.

         The subscription hereunder shall be payable at such time or times as the Board of Trustees of the Fund may determine, and the shares of stock subscribed for hereunder shall be issued at the time payment is received therefor.

         Dated as of the 20th day of July, 2007.


                                                     /S/ RALPH W. BRADSHAW
                                                     --------------------------
                                                     Ralph W. Bradshaw



Accepted as of
July 20, 2007

CORNERSTONE PROGRESSIVE RETURN FUND

By:        /S/ WILLIAM A. CLARK
         --------------------------------------------

         Name:    William A. Clark
         Title:   Vice President

                                  CROSS RECEIPT

         Pursuant to that certain Subscription Agreement (the "Subscription Agreement"), dated as of July 20, 2007, between the Cornerstone Progressive Return Fund (the "Fund") and Ralph W. Bradshaw (the "Subscriber"), the Subscriber hereby acknowledges receipt from the Fund of 3,334 common shares of beneficial interest of the Fund (the "Shares").


Dated as of July 20, 2007

                                                     /S/ RALPH W. BRADSHAW
                                                     -------------------------
                                                     Ralph W. Bradshaw


         Pursuant to the Subscription Agreement, the Fund hereby acknowledges receipt from the Subscriber of a wire in the amount indicated below as payment for the Shares issued therefor as indicated below. The Shares shall be deemed to have been issued to the Subscriber on the date on which payment therefor was made to the Fund.

DATE OF PAYMENT           $ RECEIVED                NO. OF SHARES ISSUED
---------------           ----------                --------------------

July 20, 2007              $50,010                   3,334




Dated as of July 20, 2007


                                 Cornerstone Progressive Return Fund

                                 By:      /S/ WILLIAM A. CLARK
                                          -------------------------------
                                          Name:    William A. Clark
                                          Title:   Vice President

                             SUBSCRIPTION AGREEMENT


         WHEREAS, there has been organized under the laws of the State of Delaware, a statutory trust known as the Cornerstone Progressive Return Fund (the "Fund").

         WHEREAS, the Fund has been organized for the purpose of engaging in any lawful act or activity for which statutory trusts may be organized under the Delaware Statutory Trust Act.

         WHEREAS, the Fund is authorized to issue an unlimited number of shares of beneficial interest, no par value per share ("Common Stock").

         NOW, THEREFORE, the undersigned hereby subscribes for and agrees to purchase 3,334 shares of Common Stock and agrees to pay the amount of $50,010 ($15.00 per share) therefor.

         The subscription hereunder shall be payable at such time or times as the Board of Trustees of the Fund may determine, and the shares of stock subscribed for hereunder shall be issued at the time payment is received therefor.

         Dated as of the 20th day of July, 2007.


                                                      /S/ GARY A. BENTZ
                                                     --------------------------
                                                     Gary A. Bentz



Accepted as of
July 20, 2007

CORNERSTONE PROGRESSIVE RETURN FUND

By:       /S/ WILLIAM A. CLARK
         --------------------------------------------

         Name:    William A. Clark
         Title:   Vice President

                                  CROSS RECEIPT

         Pursuant to that certain Subscription Agreement (the "Subscription Agreement"), dated as of July 20, 2007, between the Cornerstone Progressive Return Fund (the "Fund") and Gary A. Bentz (the "Subscriber"), the Subscriber hereby acknowledges receipt from the Fund of 3,334 common shares of beneficial interest of the Fund (the "Shares").


Dated as of July 20, 2007

                                                      /S/ GARY A. BENTZ
                                                     --------------------------
                                                     Gary A. Bentz


         Pursuant to the Subscription Agreement, the Fund hereby acknowledges receipt from the Subscriber of a wire in the amount indicated below as payment for the Shares issued therefor as indicated below. The Shares shall be deemed to have been issued to the Subscriber on the date on which payment therefor was made to the Fund.

DATE OF PAYMENT             $ RECEIVED              NO. OF SHARES ISSUED
---------------             ----------              --------------------

July 20, 2007                $50,010                      3,334

Dated as of July 20, 2007


                                        Cornerstone Progressive Return Fund

                                        By:      /S/ WILLIAM A. CLARK
                                                 -----------------------------
                                                 Name:    William A. Clark
                                                 Title:   Vice President